UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
LOEHMANN'S HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT REMINDER

September 13, 2004

Dear Loehmann's Stockholder:

        We have previously mailed to you proxy materials relating to the Special Meeting of Stockholders of Loehmann's Holdings Inc. to be held on Wednesday, October 13, 2004 to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 22, 2004, by and among Loehmann's Holdings Inc., Designer Apparel Holding Company and DAH Merger Corporation, as amended by Amendment No. 1 thereto, dated July 12, 2004, and the related merger. Your vote is important regardless of how many shares you hold.

        According to our latest records, we have not received your voting instructions for this important meeting. We urge you to vote promptly to avoid unnecessary solicitation costs to Loehmann's. Because the proposed merger requires the affirmative vote of the holders of a majority of Loehmann's outstanding shares of common stock entitled to vote, a failure to vote has the same effect as a vote against the merger.

        The board of directors of Loehmann's, acting upon the unanimous recommendation of a special committee of the board of directors, has unanimously approved and authorized the merger agreement and the related merger. The special committee and the full board of directors believe that the terms and provisions of the merger agreement and the related merger are substantively and procedurally fair to and in the best interests of Loehmann's unaffiliated stockholders, and that the merger is advisable. Therefore, the board of directors recommends that you vote FOR approval and adoption of the merger agreement and the related merger. The board of directors also recommends that you vote FOR the approval of any proposal to adjourn or postpone the special meeting to a later date to solicit additional proxies in favor of the approval and adoption of the merger agreement and the related merger if there are not sufficient votes for approval and adoption of the merger agreement and the related merger at the special meeting.

        You may use one of the following simple methods for promptly providing your voting instructions:

  1.
  Vote by Telephone.    Call the toll-free number listed for this purpose on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

  2.
  Vote by Internet.    Go to the website www.proxyvote.com listed on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

  3.
  Vote by Mail.    Mark, sign, date and return the enclosed voting instruction form in the postage-paid return envelope provided.

        Thank you for your cooperation and continued support.

Sincerely,

Robert N. Friedman President and Chief Executive Officer